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                                                                   EXHIBIT 10.18


     THIS LOAN AGREEMENT IS MADE ON THE 31ST DAY OF MARCH 2001.

     BETWEEN

     1) SUPPLY CHAIN SERVICES LIMITED, whose registered office is situated at 31 New Henry House, 10 Ice House Street, Central, Hong Kong (the "Borrower"); and

     2) GI-TECH DEVELOPMENTS LIMITED, whose registered office is situated at 31 New Henry House, 10 Ice House Street, Central, Hong Kong (the "Lender"); and

     WHEREAS:-

     1) The Lender is a shareholder of Supply Chain Services Inc. which is a company incorporated in the United States of America and holding beneficially 100% issued and paid-up share capital of Supply Chain Services Limited, a company which is incorporated in Hong Kong and holding beneficially the entire issued and paid-up share capital of the Borrower.

     2) The Borrower is presently indebted to the Lender in the in the sum of HK$631,577.55 (the "Indebtedness") over the period from January 1, 2001 to March 31, 2001.

     NOW THIS LOAN AGREEMENT WITNESSETH AND IT IS HEREBY AGREED as follows:-


1.   INTERPRETATION

     1.1 Words importing the singular number only shall include the plural and vice vera and words importing any gender shall include every gender and words importing persons shall include firms and corporations.

     1.2 References to Clauses shall (save where otherwise expressly stated) be construed as references to the Clauses of this Subordination Agreement. Clause headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Loan Agreement.


2.   TERMS OF THE LOAN

     2.1 The Borrower and the Lender acknowledge to and agree with each other that for so long as the Indebtedness remains outstanding, this Loan Agreement and all the terms, covenants, conditions and stipulations herein contained will continue, and the Indebtedness is and shall be subject to the following terms and conditions:-

          a) the Indebtedness shall not be subject to payment of interest (although interest may accrue thereon);

          b) the Indebtedness shall be repayable or repaid in whole within 12 months, except in the event of any proceedings analogous to the winding-up, liquidation or dissolution of the Borrower; and
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          c)   the Indebtedness is and shall remain unsecured by any mortgage, charge, debenture or other security of any kind over the whole or any part of the assets of the Borrower and is not and shall not be capable of becoming subject to any right of set-off or counterclaim.

     2.2 Neither the Lender nor the Borrower shall (without prior written consent of the other party) assign or purport to assign the Indebtedness to any third party.


3.   ASSIGNABILITY

     3.1 This Loan Agreement is not capable of assignment in whole or in part except with prior consents in writing of the Borrower and the Lender.


4.   NOTICES

     4.1 All notices and other communications required to be made or given under the terms of this Loan Agreement or in connection herewith shall be given by or made to the parties hereto in writing and delivered by hand or by registered mail or by facsimile, and shall be addressed to the appropriate party at the address set out in this Loan Agreement or to such other address as such party hereto may from time to time designate to the other in writing.

     4.2 Any notice, request, demand or other communications given or made shall be deemed to have been received in the case of communications in writing and delivered by hand on the date of delivery against written receipt, in the case written communications sent by registered mail on the date which is 2 business days in the case of local mail or 8 business days in the case of overseas mail after the mailing thereof, and in case of a facsimile the same day after the date of dispatch thereof provided that a "successful transmission" receipt is obtained.


5.   MISCELLANEOUS

     5.1 All costs and expenses of and incidental to the preparation of this Loan Agreement shall be borne by the Borrower.

     5.2 Any provision of this Loan Agreement prohibited by or unlawful or unenforceable under any applicable law actually applied by any court of competent jurisdiction shall, to the extent required by such law, be severed from this Loan Agreement and rendered ineffective so far as is possible without modifying the remaining provisions of this be waived, they are hereby waived by the parties hereto to the full extent permitted by such law to the intent that this Loan Agreement shall be valid and binding agreement enforceable in accordance with its terms.

     5.3 No modification, variation or amendment of this Loan Agreement shall be effective unless such modifications, variations or amendment is in writing and has been signed by or on behalf of both the parties hereto.

     5.4 This Loan Agreement shall be governed by and construed and interpreted in all respects in accordance with the laws of Hong Kong, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts.
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     IN WITNESS whereof the parties hereto have duly executed this Loan
Agreement on the day and year first herein before written.



THE BORROWER

SEALED with the COMMON SEAL of          )
SUPPLY CHAIN SERVICES LIMITED           )       For and on behalf of
And SIGNED by                           )       SUPPLY CHAIN SERVICES LIMITED
                                        )
in presence of: /s/ Tsang Chi Ling      )
                ------------------      )
                                        )             /s/ Pauline Chu
                                        )       -----------------------------
                                        )          Authorized Signature(s)
                                        )
                                        )
THE LENDER                              )
                                        )
SEALED with the COMMON SEAL of          )
GI-TECH DEVELOPMENTS LIMITED            )       For and on behalf of
And SIGNED by                           )       GI-TECH DEVELOPMENTS LIMITED
                                        )
in presence of: /s/ Tsang Chi Ling      )
                ------------------      )
                                        )              /s/ Thomas Chu
                                        )       -----------------------------
                                        )          Authorized Signature(s)